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                     SECURITIES AND EXCHANGE COMMISSION

                          Washington, D.C. 20549

                                  FORM 8-K/A

                                CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

     Date of Report (Date of earliest event reported):  February 18, 1998


                         CENTURA SOFTWARE CORPORATION
            (Exact name of registrant as specified in its charter)

                                  0-21010
                          (Commission File Number)


          California                                   94-2874178
  (State or other jurisdiction of                  (I.R.S. Employer
      of incorporation)                           Identification No.)


               975 Island Drive, Redwood Shores, California  94065
             (Address of principal executive offices, with zip code)

                                (650) 596-3400
               (Registrant's telephone number, including area code)

  Formerly Gupta Corporation, 1060 Marsh Road, Menlo Park, California  94025
            (Former name or former address, if changed since last report)


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ITEM 5.  OTHER EVENTS.

    On February 27, 1998, Centura Software Corporation (the "Company") issued a press release announcing that it had closed both its $12.2 million note conversion and its $2.5 million private placement of equity securities, including $1 million from the management group. The note conversion transaction resulted in the issuance of approximately 11.4 million shares of the Company's Common Stock to new investors. Approximately 2.3 million shares of Common Stock and five-year warrants to purchase 590,000 shares of Common Stock were issued to purchasers in the private placement. Concurrently, Computer Associates International, Inc. purchased a warrant for 500,000 shares of the Common Stock of the Company. On February 27, 1998, the Company submitted a pro forma balance sheet to Nasdaq compliance officers to demonstrate the Company's compliance with all continued inclusion requirements of The Nasdaq SmallCap Market, including the net tangible assets requirement. A copy of the Company's press release is attached as Exhibit
99.6 hereto and incorporated by reference herein.

    On February 18, 1998, the Company issued a press release outlining the general structure of the foregoing transactions. A copy of the Company's press release is attached as Exhibit 99.7 hereto and incorporated by reference herein.

    A copy of the Company's pro forma balance sheet as of January 31, 1998 giving effect to the foregoing transactions is attached as Exhibit 99.8 hereto and incorporated by reference herein.

ITEM 7.  EXHIBITS.

Exhibit Number      Description

99.6                Press Release dated February 27, 1998

99.7                Press Release dated February 18, 1998

99.8                Pro Forma Balance Sheet for January 31, 1998


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                                    SIGNATURES


  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   CENTURA SOFTWARE CORPORATION


Date:  March 2, 1998               By: /s/ John Bowman
                                   ------------------------------
                                   John Bowman
                                   Vice President of Finance and Administration
                                   and Chief Financial Officer


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                                INDEX TO EXHIBITS

Exhibit                                                         Page
Number                                                          No.
-------                                                         ----

99.6      Press Release dated February 27, 1998

99.7      Press Release dated February 18, 1998

99.8      Pro Forma Balance Sheet for January 31, 1998



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